Execution Copy



                POTLATCH CORPORATION DIRECTORS' RETIREMENT PLAN

                          (Effective October 1, 1989)


                 SECTION 1.  INTRODUCTION.

                  The Potlatch Corporation Directors' Retirement Plan

         (the "Plan") was established effective October 1, 1989 to

         provide retirement benefits to Eligible Directors.  The Plan may be amended or terminated at any time, as provided in

         Section 8.  Capitalized terms used in the Plan are defined in

         Section 9.



                  SECTION 2.  ELIGIBILITY AND PARTICIPATION.

                  Participation in the Plan shall be limited to

         Eligible Directors.  An Eligible Director shall become a

         Participant and shall be eligible to receive a retirement

         benefit under the Plan upon completing five Years of Service as an Eligible Director.



                  SECTION 3.  RETIREMENT BENEFITS.

                  (a)  Amount of Annual Benefit.  A Participant's

         retirement benefit under the Plan shall be an annual payment equal to the amount of the regular annual Directors' retainer fee in effect at the time the Participant ceases to be a

         Director.  Such amount shall not include supplemental fees paid for committee chairmanships, attendance at or


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                                                          Exhibit (lO)(i)


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         participation by telephone in a meeting of the Company's

         Directors or any committee of Directors, or any reimbursement of expenses.

                  (b)  Payment and Duration of Benefit.  A Partici-

         pant's retirement benefit hereunder shall become payable only after the Participant's retirement from all service with the

         Company and its subsidiaries, whether as a Director or as an employee.  The first payment to the Participant shall be made on or about the first business day in January following the

         Participant's retirement.  Annual payments shall continue to be made on or about the first business day in each succeeding

         January until the number of payments to the Participant

         equals the lesser of 10 or the number of full Years of

         Service that the Participant served as an Eligible Director.

         Notwithstanding the foregoing, (i) the Committee (in its sole discretion) may at any time direct that the present value of any retirement benefits determined under this Section 3 shall be paid to the Participant in a lump sum; and (ii) in the

         event that a Participant's service terminates within three years following a Change in Control, the present value of the

         Participant's retirement benefits under this Section 3 shall be paid to the Participant in a lump sum as soon as

         practicable following such termination.  For purposes of the preceding sentence, present value shall be calculated using the interest rate assumption then in effect for determining lump sum payments under the Retirement Plan.  The payment of


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         a lump sum pursuant to (i) or (ii) above shall discharge the

         Company from any further obligation to pay retirement

         benefits with respect to the Participant under the Plan.

                  (c)  Suspension of Benefit.  Payment of retirement

         benefits hereunder shall be suspended during any period in which a Participant returns to service as a Director or

         employee of the Company or any of its subsidiaries.  Payments shall recommence after the Participant's service terminates,

         at which time the retirement benefit shall be recalculated to reflect any additional Years of Service and any increase in the amount of the regular annual Directors' retainer fee.



                  SECTION 4. BENEFITS UPON DEATH OF PARTICIPANT.

                  Upon the death of a Participant, the present value

         of any unpaid benefits under the Plan shall be paid in a

         lump sum to the beneficiary designated by the Participant.

         Such present value shall be calculated using the interest

         rate assumption then in effect for determining lump sum

         payments under the Retirement Plan.  If the Participant had not designated a beneficiary or if the designated benefi-

         ciary did not survive the Participant, the lump sum benefit shall be paid to the Participant's estate.  Any payment under this Section 4 shall be made as soon as practicable after the

         Participant's death.


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                 SECTION 5.  FUNDING.

                  The Plan shall be unfunded and shall represent an

         unsecured obligation of the Company.  Benefits hereunder

         shall be paid only from the general assets of the Company,

         and the Participants and their beneficiaries shall have no rights to any segregated funds or property of the Company.


                  SECTION 6.  NO ASSIGNMENT.

                  Except as provided in Section 4, the right of any

         person to any payment under the Plan shall not be assignable or transferable except by will or the laws of descent and

         distribution, and any act in violation of this Section 6

         shall be void.



                  SECTION 7.  ADMINISTRATION OF THE PLAN.

                  The Plan shall be administered by the Committee.

         The Committee shall have sole discretion to interpret the

         terms of the Plan, to determine eligibility under the Plan and to take any and all actions to administer the Plan as the

         Committee deems appropriate.  The Committee's interpreta-

         tions, determinations and actions under the Plan shall be

         conclusive and binding on all persons.



                  SECTION 8.  AMENDMENT AND TERMINATION.

                  The Company expects to continue the Plan indefi-

         nitely.  Future conditions, however, cannot be foreseen, and


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         the Committee shall have the authority to amend or terminate the Plan at any time.  In the event of an amendment or

         termination of the Plan, a Participant's benefit hereunder shall not be less than the benefit to which the Participant would have been entitled if his or her service as an Eligible

         Director had terminated immediately prior to such amendment or termination.  Except as otherwise determined by the Com-

         mittee, such benefit shall become payable only after the

         Participant's service with the Company and its subsidiaries terminates, as provided in Section 3(b).



                 SECTION 9.   DEFINITIONS.

                 (a)  "Change in Control" means:

                       (i)  The consummation of any transaction

             approved by the stockholders of the Company in which

             the Company will cease to be an independent publicly

             owned corporation (including, without limitation, a

             reverse merger transaction in which the Company becomes

             the subsidiary of another corporation) or the sale or

             other disposition of all or substantially all of the

             assets of the Company;

                       (ii)  The date on which more than one-third

             (determined by rounding down to the next whole number)

             of the Directors neither (A) were Directors on a date

             three years earlier nor (B) are Directors whose

             election or nomination for election as Directors was


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             affirmatively voted on by at least a majority of those

             Directors described in (A) above who were still in

             office as of the date the Board of Directors of the

             Company approved such election or nomination;

                       (iii)  The date on which any "person" (as

             such term is used in sections 13(d) and 14(d) of the

             Securities Exchange Act of 1934, as amended) that has

             acquired capital stock of the Company pursuant to a

             tender offer subject to section 14(d) of the Securities

             Exchange Act of 1934, as amended, becomes entitled to

             vote 20% or more of the aggregate voting power of the

             capital stock of the Company issued and outstanding; or

                       (iv)  Any dissolution or liquidation of the

             Company or any merger or consolidation in which the

             Company is not the surviving corporation.

                  (b)  "Committee" means the Nominating Committee of

         the Board of Directors of the Company.

                  (c)  "Company" means Potlatch Corporation, a

         Delaware corporation.

                  (d)  "Director" means a director of the Company.

                  (e)  "Eligible Director" means a Director who is

         not an employee of the Company or any of its subsidiaries.

                  (f)  "Participant" means an individual who met the

         requirements of Section 2 and who is receiving or is eligible to receive a benefit under Section 3.


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                  (g)  "Plan" means the Potlatch Corporation Direc-

         tors' Retirement Plan, as set forth herein and as amended

         from time to time.

                  (h)  "Retirement Plan" means the Potlatch Corpora-

         tion Salaried Employees' Retirement Plan, as amended from

         time to time.

                  (i)  "Years of Service" means completed 12-month

         periods of service as an Eligible Director, as determined by the Committee.  All such periods of service shall be aggre-

         gated, whether or not continuous.  The Committee's determina-

         tion of an individual's Years of Service shall be conclusive and binding on all persons.



                   SECTION 10.  EXECUTION.

                  To record the adoption of the Plan as set forth

         herein effective October 1, 1989, the Company has caused its authorized officer to execute the same this 4th day of

         October, 1989.

                                            POTLATCH CORPORATION



                                            By /s/ Richard B. Madden


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